UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007

TRANSCOMMUNITY FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Innslake Drive Glen Allen, Virginia 23060
(Address of principal executive offices)

(804) 934-9999
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 25, 2007, the Compensation Committee of the Board of Directors of TransCommunity Financial Corporation (the “Company”) granted awards of restricted stock to each of its three executive officers – Bruce B. Nolte, the Company’s President and Chief Executive Officer, Patrick J. Tewell, the Company’s Senior Vice President and Chief Financial Officer, and M. Andrew McLean, President of TransCommunity Bank, N.A., a wholly owned subsidiary of the Company.  Each award was made pursuant to the Company’s 2007 Equity Compensation Plan (the “Plan”).

The Company granted awards of restricted stock to the executive officers as follows:  Mr. Nolte, 5,500 shares of Common Stock; Mr. Tewell, 2,500 shares of Common Stock; and Mr. McLean, 4,875 shares of Common Stock.  The Company also granted awards of restricted stock to the following officers who are “named executive officers” of the Company, as set forth in the Company’s most recent proxy statement, but who no longer serve as executive officers of the Company, as follows:  James F. Keller, 2,000 shares of Common Stock; and George D. Yancey, 2,000 shares of Common Stock.

The awards of restricted stock represent a component of the overall compensation program that the Company continues to develop and implement.  The purpose of the Company’s compensation program is to attract, retain and motivate qualified individuals as members of its management.  The Company believes that equity-based compensation, such as the awards of restricted stock, is a preferred long-term incentive, as members of management are able to reap the rewards and share the risks of ownership with other shareholders of the Company.

The terms of each award are set forth in a Restricted Stock Award Agreement (the “Agreement”) between the Company and the officer.  Under the Agreement, 50% of the award vests, and becomes transferable and nonforfeitable, based on time, with 10% of the total award vesting on March 1, 2008, 10% vesting on March 1, 2009 and 30% vesting on March 1, 2010.  The remaining 50% of the award vests on March 1, 2010 if the Company’s net income (on a pre-tax basis) equals or exceeds $3.0 million for fiscal year 2009.  If there is a change in control of the Company, as defined in the Plan, all restricted stock that had not previously vested or been forfeited will vest as of the date of the change in control.  Each officer is the beneficial owner of the shares of restricted stock, subject to the restriction on transferability and risk of forfeiture.

The full text of the form of the Agreement for the awards described above is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.

Item 9.01

Financial Statements and Exhibits.

 (d)

Exhibits.

Exhibit No.

Description

10.1

Form of Restricted Stock Award Agreement between TransCommunity Financial Corporation and each of Bruce B. Nolte, Patrick J. Tewell and M. Andrew McLean and other officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION

Date: July 31, 2007	By:	/s/ Patrick J. Tewell
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

10.1

Form of Restricted Stock Award Agreement between TransCommunity Financial Corporation and each of Bruce B. Nolte, Patrick J. Tewell and M. Andrew McLean and other officers.